UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices)	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

ITEM 3.02 – Unregistered Sale Of Equity Securities.

On September 26, 2014, units consisting of 34,285,714 shares of our common stock $0.14 per unit, for total gross proceeds of $4,800,000.  The Offering consisted of brokered and non-brokered portions, with the Company issuing Brokers’ 1,928,571 shares of common stock common stock and cash payments of $252,316.

The securities were issued to non-U.S. Purchasers, in reliance upon the exemption provided by Regulation S under the Securities Act of 1933, as amended, for a transaction not involving a public offering. The non-U.S. Purchasers acknowledged the following: The non-U.S. Purchaser is not a United States Person, nor is the non-U.S. Purchaser acquiring the Securities hares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the non-U.S. Purchaser to purchase the Securities have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014	Energizer Resources Inc.

	By:	/s/ Peter D. Liabotis
Peter D. Liabotis
Chief Financial Officer

Exhibit 99.1

Energizer Resources Completes Financing

NEWS RELEASE – September 26, 2014

Energizer Resources Inc. (TSX:EGZ) (OTCQX:ENZR) (FWB:YE5) (“Energizer” or the “Company”) is pleased to announce that it has closed the previously announced private placement offering of common shares (“Common Shares”) of the Company (the “Offering”) an issue price of US$0.14 per Common Share for gross proceeds of US$4,800,000. The Offering consisted of a brokered and a non-brokered portion. The brokered portion of the Offering was conducted by a syndicate of agents led by GMP Securities L.P. and including Dundee Securities Ltd.

The net proceeds from the Offering will be used primarily to fund the production of additional graphite concentrate samples from the Molo Project in Madagascar for distribution to potential offtake groups and end users of graphite which the Company is in advanced discussions with and for general working capital purposes.

All securities issued in connection with the Offering will be subject to a minimum six-month hold period.

The Company has obtained conditional approval from the Toronto Stock Exchange (the “TSX”) for the listing of all Common Shares issued pursuant to the Offering. The Offering is subject to receipt of final approval of the TSX.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, unless an exemption from such registration is available.

About Energizer Resources

Energizer Resources is a mineral exploration and mine development company based in Toronto, Canada, that is developing its 100%-owned, flagship Molo Graphite Project in southern Madagascar. The Molo is one of the largest known all-flake graphite deposits in the world and hosts a NI 43-101 compliant Measured resource of 23.62 million tonnes (MT) grading 6.32% carbon (C), an Indicated resource of 76.75 MT grading 6.25% C and an Inferred resource of 40.91 MT at 5.78% C, for a combined total of 141.28 MT at 6.13%C.

Energizer is at the full feasibility stage, with the Study to be released by the fourth quarter of 2014. Results of the Company's recently completed pilot plant operation confirmed that 43.5% of the Molo deposit is classified as the premium-priced large and extra-large flake, with an average purity level in excess of 97%C achieved through standard flotation alone. The Company is targeting production in Q2/Q3 of 2016.

For more information on the Molo Graphite Project, please refer to the Company’s technical report entitled “Molo Graphite Project, Fotadrevo, Province of Toliara, Madagascar, Preliminary Economic Assessment Technical Report Update” dated April 12, 2013 available under the Company’s profile at www.sedar.com for a discussion in respect of certain key assumptions, parameters and methods in respect to the mineral resource disclosure, or our visit our website at www.energizerresources.com.

Other than noted below, Mr. Craig Scherba, P.Geo., President and COO is the qualified person who reviewed and approved the technical information provided in this press release.

Contact:

Brent Nykoliation, Senior Vice President, Corporate Development, +1.416.364.4911

Email:  bnykoliation@energizerresources.com

or Craig Scherba, President and COO, cscherba@energizerresources.com

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. These forward-looking statements include, among others, statements regarding the completion of the Offering and the expected use of proceeds of the Offering. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

The National Instrument 43-101 ("NI 43-101") compliant technical report, titled "Molo Graphite Project Fotadrevo Province of Toliara, Madagascar Preliminary Economic Assessment Technical Report Update and dated April 12, 2013, was prepared by DRA Mineral Projects Pty Ltd and authored by John Hancox, Pri.Sc.Nat, Desmond Subramani, Pri.Sc.Nat, Dave Thompson and Glenn Bezuidenhout, all Qualified Persons as defined by NI 43-101, and independent of Energizer Resources for the purposes of NI 43-101 requirements. The Technical Report is available on SEDAR at www.sedar.com and on the Company's website at www.energizerresources.com.

The above resource estimates were calculated in accordance with NI 43-101 as required by Canadian securities regulatory authorities. For United States reporting purposes, Industry Guide 7 (under the Securities Exchange Act of 1934), as interpreted by the Staff of the SEC, applies different standards in order to classify mineralization as a reserve. Among other things, the terms “measured”, “indicated” and “inferred” mineral resources are required pursuant to National Instrument 43-101, the U.S. Securities and Exchange Commission does not recognize such terms. Canadian standards differ significantly from the requirements of the U.S. Securities and Exchange Commission, and mineral resource information contained herein is not comparable to similar information regarding mineral reserves disclosed in accordance with the requirements of the U.S. Securities and Exchange Commission.

Mineral resources are not mineral reserves and do not have demonstrated economic viability. The mineral resource estimates in this press release include inferred resources that are normally considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is also no certainty that the inferred mineral resource will be converted to the measured and indicated mineral resource categories through further drilling, or into a mineral reserve once economic considerations are applied. U.S. investors should understand that “inferred” mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. In addition, investors are cautioned not to assume that any part or all of the Company’s mineral resources constitute or will be converted into reserves. Cautionary Statement: Neither TSX Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) accepts responsibility for the adequacy or accuracy of this release.